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                                                                    EXHIBIT 10.5

                                CREDIT AGREEMENT


                 THIS CREDIT AGREEMENT, dated as of June 5, 2000, is by and between CHORUS CORPORATION, a Minnesota corporation ("Chorus"), CHORUS INTERNATIONAL CORPORATION, a Minnesota corporation ("International") and EPI EUROPE, LTD., a Minnesota corporation ("EPI") (Chorus, International and EPI are sometimes collectively referred to as the "Borrower" or "Borrowers"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

                 FOR GOOD AND VALUABLE CONSIDERATION, the parties hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                 Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings:

                 "Adjusted Eurodollar Rate": With respect to each day, the rate (rounded upward, if necessary, to the next higher one hundredth of one percent) determined by dividing the Eurodollar Rate for such date by 1.00 minus Eurodollar Reserve Percentage.

                 "Advance": As defined in Section 2.1.

                 "Applicable Margin": With respect to:

                        (a)  Reference Advances:       0.00%.

                        (b)  Eurodollar Rate Advances: 1.90%.

                 "Board": The Board of Governors of the Federal Reserve System or any successor thereto.

                 "Borrowing Base": As defined in Section 2.5.

                 "Borrowing Base Certificate": As defined in Section 2.5.

                 "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open for business in Minneapolis, Minnesota.


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                 "Cash Flow": As of the date of any determination for any period of determination, the Borrowers' net income, as determined in accordance with GAAP, plus the sum of the Borrowers' depreciation, amortization and any other non-cash expenses subtracted in determining such net income, minus the borrowers non-cash revenues included in determining such net income, minus distributions and dividends, plus the Borrowers' interest expense on any indebtedness and plus the total rents paid on any lease obligations.

                 "Closing Date": June 5, 2000.

                 "Commitment": The Revolving Commitment.

                 "Debt Service": As of the date of any determination for any period of determination, the amount of interest and principal paid by the Borrower on any indebtedness, including the amounts of rentals paid on lease obligations.

                 "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

                 "Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

                 "Eurodollar Rate": With respect to each day, the rate per annum at which United States dollar deposits having a maturity of thirty days are offered to the Lender in the interbank Eurodollar market on such date for delivery in immediately available funds on such date; provided, that in lieu of determining the rate in the foregoing manner, the Lender may substitute the per annum rate for United States dollars displayed on the Reuters screen, LIBO page, at 10:00 A.M. (Minneapolis time) on such date or, if such date is not a Eurodollar Business Day, the most recent Eurodollar Business Day. "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

                 "Eurodollar Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate. Unless Eurodollar Rate Advances are not available under the terms of this Agreement, all Advances hereunder shall be Eurodollar Rate Advances.

                 "Eurodollar Reserve Percentage": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member Lender of the Federal Reserve System, with deposits comparable in amount to those held by the


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Lender, in respect of "Eurocurrency Liabilities" as such term is defined in
Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                 "Event of Default": Any event described in Section 7.1.


                 "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

                 "Guaranteed Obligations": As to each Borrower, its obligation to pay the obligations of the other Borrowers hereunder to the Lender.

                 "Guarantor": Paul E. Colombo.

                 "Leverage Ratio": As defined in Section 6.10.

                 "Loan Documents": This Agreement, the Note, and any documents described in Section 3.l(a)(vii).

                 "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

                 "Note": The Revolving Note and any note issued in substitution, replacement, amendment, modification or extension thereof.

                 "Person": Any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                 "Reference Rate": The rate of interest from time to time publicly announced by the Lender as its "reference rate." The Lender may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under the Note which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate changes.



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                 "Reference Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Reference Rate. Unless Eurodollar Rate Advances are not available under the terms of this Agreement, all Advances shall be Eurodollar Rate Advances. Reference Rate Advances shall be available only when Eurodollar Rate Advances are not available under this Agreement.

                 "Regulatory Change": Any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                 "Revolving Commitment": The obligation of the Lender to make Advances to the Borrower on the Revolving Loan in an aggregate principal amount outstanding at any time not to exceed the Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

                 "Revolving Commitment Amount": As defined in Section 2.1.

                 "Revolving Loan": As defined in Section 2.1.

                 "Revolving Maturity Date": As defined in Section 2.1.

                 "Revolving Note": As defined in Section 2.3.

                 "Senior Debt": Indebtedness of the Borrowers or a Borrower the repayment of which is not subordinated to the repayment of the indebtedness of the Borrowers to the Lender.

                 "Subordinated Debt": Indebtedness of the Borrowers or a Borrower the repayment of which is explicitly subordinated to the repayment of the indebtedness of the Borrowers or Borrower to the Lender under terms satisfactory to the Lender.

                 "Tangible Capital Base": Tangible Net Worth less Subordinated Debt.

                 "Tangible Net Worth": The excess of the Borrowers' assets, excluding intangible assets, over their liabilities determined on a consolidated basis.

                 "Total Liabilities": At the time of any determination, the amount of all items of Indebtedness of the Borrowers that would constitute "liabilities" for balance sheet purposes in accordance with GAAP.


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                 Section 1.2 Accounting Terms and Calculations. Except as may be
expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

                 Section 1.3 Other Definitional Terms, Terms of Construction. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and the like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements. All covenants, terms, definitions and other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Notes are irrevocably paid in full and the Revolving Commitment is terminated.

                                   ARTICLE II

                                TERMS OF LENDING

                 Section 2.1 The Commitments. On the terms and subject to the conditions hereof, the Lender agrees to make a revolving loan (the "Revolving Loan") to the Borrowers available as advances ("Advances") at any time and from time to time from the Closing Date to July 1, 2001 (the "Revolving Maturity Date"), during which period the Borrowers may borrow, repay and reborrow in accordance with the provisions hereof, provided that the unpaid principal amount of revolving Advances shall not at any time exceed $2,500,000 (the "Revolving Commitment Amount"); and provided, further, that no revolving Advance will be made if, after giving effect thereto, the unpaid principal amount of the Revolving Note would exceed the Borrowing Base.

                 Section 2.2 Procedure for Revolving Advances. Any request by the Borrower for an Advance on the Revolving Loan shall be in writing or by telephone and must be given so as to be received by the Lender not later than 2:00 p.m. (St. Paul time) on the requested Advance date. Each request for an Advance shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Advance date and after giving effect to such Advance the applicable conditions specified in Article III have been and will continue to be satisfied. Each request for an Advance shall specify the requested Advance date (which must be a Business Day) and the amount of such Advance. Unless the Lender determines that any applicable condition specified in
Article III has not been satisfied, the Lender will make available to the Borrower at the Lender's office on Minnesota Street in St. Paul, Minnesota in immediately available funds not

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later than 3:00 p.m. (St. Paul time) on the requested Advance date the amount of the requested Advance.

                 Section 2.3 The Notes. The Advances on the Revolving Loan shall be evidenced by a single promissory note (the "Revolving Note"), substantially in the form of Exhibit 2.3 hereto, in the amount of the Revolving Commitment Amount originally in effect. The Lender shall enter in its ledgers and records the Advances made and the payments made thereon, and the Lender is authorized by the Borrower to enter on schedules attached to the Note a record of such Advances and repayments.

                 Section 2.4 Interest Rates, Interest Payments and Default Interest. Interest shall accrue and be payable on the unpaid balance of the Revolving Note at a floating rate per annum equal to the sum of the Adjusted Eurodollar Rate plus the Applicable Margin; provided, however, that upon the happening of any Event of Default, then, at the option of the Lender, the Revolving Note shall thereafter bear interest at a floating rate equal to the sum of (a) the Adjusted Eurodollar Rate, plus (b) the Applicable Margin, plus
(c) 2%. Interest shall be payable monthly in arrears on the first day of each month and upon final payment of the Revolving Note. In the event that Reference Rate Advances are available or required under the terms of this Agreement, interest shall accrue and be payable on the unpaid balance of the Revolving Note at a floating rate per annum equal to the sum of the Reference Rate plus the Applicable Margin; provided, however, that upon the happening of any Event of Default, then, at the option of the Lender, the Revolving Note shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Margin, plus (c) 2%.

                 Section 2.5 Borrowing Base and Mandatory Prepayment. The Borrowing Base shall be equal to the sum of (1) the lesser of (x) 50% of the lower of cost (determined on a first-in, first-out basis) or market value of Eligible Inventory or (y) $1,500,000, plus (2) 80% of the face value of Eligible Receivables. "Eligible Inventory" and "Eligible Receivables" are defined on
Schedule 1 hereto. The Borrower shall deliver borrowing base certificates in the form attached hereto (a "Borrowing Base Certificate") to the Lender (i) dated as of the last day of each month, by the thirtieth day of the next month and (ii) dated as of the date the Lender requests such a certificate within 10 days of the Lender's request for the certificate. Each such certificate shall state the amount of Eligible Inventory, Eligible Receivables and the Borrowing Base as of the end of the previous month or the date of the Lender's request, as appropriate. Any limitations on advances or required prepayments relating to the Borrowing Base shall be based on the latest borrowing base certificate the Borrower shall have delivered to the Lender. If the principal balance of the Revolving Note at any time exceeds the Borrowing Base, the Borrower shall immediately prepay the Revolving Note by the amount of that excess.

                 Section 2.6 Repayment and Prepayment. Principal of the Revolving Note shall be payable in full on the Revolving Maturity Date. The Borrower may prepay the Revolving Note, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Amounts prepaid on the

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                 Revolving Note under this Section may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement.

                 Section 2.7 Computation. Interest on the Note shall be computed on the basis of actual days elapsed and a year of 360 days.

                 Section 2.8 Capital Adequacy. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on the Lender's capital or the capital of its parent corporation (by an amount the Lender deems material) as a consequence of the Commitments and/or the Advances to a level below that which the Lender or its parent corporation could have achieved but for such Regulatory Change (taking into account the Lender's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within five days after written notice and demand from the Lender, pay to the Lender additional amounts sufficient to compensate the Lender or its parent corporation for such reduction. Any determination by the Lender under this Section and any certificate as to the amount of such reduction given to the Borrower by the Lender shall be final, conclusive and binding for all purposes, absent error. If the Lender gives the Borrower notice of an amount due under this Section 2.8, the Borrower may, within 30 days of such notice, prepay all amounts outstanding under this Agreement without premium, breakage premium or penalty.

                 Section 2.9 Use of Proceeds. The proceeds of the Advances shall be used to fund working capital of the Borrowers.

                 Section 2.10 Joint and Several Obligations and Waiver of Certain Defenses. The provisions of Exhibit 2.10 are incorporated herein and are made a part hereof. The obligations of the Borrowers hereunder to repay the Advances and all other obligations hereunder are the joint and several obligations of the Borrowers.

                 Section 2.11 Optional Reduction of Revolving Commitment Amount or Termination of Commitment. The Borrowers may, at any time, upon not less than 5 Business Days prior written notice to the Lender, reduce the Revolving Commitment Amount, with any such reduction in a minimum amount of $100,000; provided, however, the Borrowers may not at any time reduce the Revolving Commitment Amount below the then unpaid principal balance of the Revolving Note. The Borrowers may, at any time, upon not less than 30 Business Days prior written notice to the Lender, terminate the Revolving Commitment in its entirety. Upon termination of the Revolving Commitment pursuant to this Section, the Borrowers shall pay to the Lender all unpaid obligations of the Borrowers to the Lender hereunder.

                 Section 2.12 Revolving Commitment Fee. The Borrowers shall pay to the Lender fees (the "Revolving Commitment Fees") in an amount determined by applying a rate of 0.25% per annum to the average daily unused Revolving Commitment Amount for the period from the date of this Agreement to the Revolving Maturity Date. Such Revolving Commitment

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Fees are payable in arrears quarterly on the last day of each calendar quarter and on the Revolving Maturity Date.

                 Section 2.13 Interest Rate Not Ascertainable, Etc. If on or prior to the date for determining the Adjusted Eurodollar Rate for any Eurodollar Rate Advance, the Lender determines (which determination shall be conclusive and binding, absent error) that:

                 (a) deposits in dollars (in the applicable amount) are not being made available to the Lender in the relevant market, or

                 (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lender of funding or maintaining Eurodollar Rate Advances,

the Lender shall forthwith give notice to the Borrowers of such determination, whereupon the obligation of the Lender to make or continue, or to convert any Advances to, Eurodollar Rate Advances, as the case may be, shall be suspended until the Lender notifies the Borrowers that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by the Lender shall be made as Reference Rate Advances.

                 Section 2.14 Increased Cost. If any Regulatory Change:

                 (a) shall subject the Lender to any tax, duty or other charge with respect to its Eurodollar Rate Advances, the Note, its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to the Lender of the principal of or interest on Eurodollar Rate Advances or any other amounts due under this Agreement in respect of Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of the Lender imposed by the jurisdiction in which the Lender's principal office is located); or

                 (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, the Lender or shall impose on the Lender or on the interbank Eurodollar market any other condition affecting its Eurodollar Rate Advances, the Note or its obligation to make Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under the Note, then, within 30 days after demand by the Lender, the Borrowers shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction. The Lender will promptly

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notify the Borrowers of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section. A certificate of the Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

                 Section 2.15 Illegality. If any Regulatory Change shall make it unlawful or impossible for the Lender to make, maintain or fund any Eurodollar Rate Advances, the Lender shall notify the Borrowers, whereupon the obligation of the Lender to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until the Lender notifies the Borrowers that the circumstances giving rise to such suspension no longer exist.

                 Section 2.16 Clean-Up Period. Notwithstanding any other provision of this Agreement, the Borrowers shall cause the outstanding principal balance of all Advances under this Agreement to be reduced to zero for a period of not less than 30 consecutive days in each clean up period (from June 1 each year through June 1 of the following year).

                                   ARTICLE III

                              CONDITIONS PRECEDENT

                 Section 3.1 Conditions of Initial Revolving Advance. The obligation of the Lender to make the initial Advance on the Revolving Loan hereunder shall be subject to the prior or simultaneous fulfillment of each of the following conditions:

                 3.1(a) Documents. The Lender shall have received the following:

                        (i) The Note executed by a duly authorized officer (or officers) of each Borrower and dated the Closing Date.

                        (ii) A copy of the corporate resolutions of each Borrower authorizing the execution, delivery and performance of this Agreement and the Note and containing an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute this Agreement and the Note, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                        (iii) A copy of the Articles of Incorporation of each Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 30 days prior to the Closing Date, or in lieu thereof, a certificate of the Secretary or Assistant Secretary of each Borrower certifying that there has been no

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                        change in the Articles of Incorporation of such Borrower
                        since the same were last certified to the Lender.

                        (iv) A certificate of good standing for each Borrower in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date not more than 30 days prior to the Closing Date.

                        (v) A copy of the bylaws of each Borrower, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower, or in lieu thereof, a certificate of the Secretary or Assistant Secretary of each Borrower certifying that there has been no change in the bylaws of such Borrower since the same were last certified to the Lender.

                        (vi)   Reserved.

                        (vii) A security agreement (each a "Security Agreement") in form and substance satisfactory to the Lender and duly executed by each Borrower.

                        (viii) The initial Borrowing Base Certificate required under Section 2.5.

                        (ix) A solvency certificate executed by the Treasurer or Chief Financial Officer of each Borrower, dated the Closing Date, and in form and substance satisfactory to the Lender.

                        (x) A guaranty duly executed by the Guarantor in form and substance satisfactory to the Lender.

                 3.1(b) Other Matters. All organizational and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents, including records of corporate proceedings, which it may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper Borrower or governmental authorities.

                 3.1(c) Fees and Expenses. The Lender shall have received all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including, without limitation, the reasonable fees and expenses of counsel to the Lender payable pursuant to Section 8.2.

                 3.1(d) Perfection. The Security Agreements (or financing statements with respect thereto) shall have been appropriately filed to the satisfaction of the Lender and the priority and perfection of the Lien created thereby shall have been established to the satisfaction of the Lender.


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                 Section 3.2 Conditions Precedent to All Advances. The Lender
shall not have any obligation to make any Advance on the Revolving Loan (including Advances after the initial Advance) hereunder unless all representations and warranties of the Borrower made in this Agreement remain true and correct and no Default or Event of Default exists.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 Each Borrower represents and warrants to the Lender:

                 Section 4.1 Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Note and to perform its obligations hereunder and thereunder. This Agreement and the Note have been duly authorized by all necessary corporate action and when executed and delivered will be the legal and binding obligations of the Borrower. The execution and delivery of this Agreement and the Note will not violate the Borrower's Articles of Incorporation or bylaws or any law applicable to the Borrower. No governmental consent or exemption is required in connection with the Borrower's execution and delivery of this Agreement and the Note.

                 Section 4.2 Financial Statements and No Material Adverse Change. The Borrower's audited financial statements as at December 31, 1999 and its unaudited interim financial statements as heretofore furnished to the Lender, have been prepared in accordance with GAAP (excluding footnotes). The Borrower has no material obligation or liability not disclosed in such financial statements, and there has been no material adverse change in the condition of the Borrower since the dates of such financial statements.

                 Section 4.3 Litigation. Except as set forth on Schedule 4.3 hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if determined adversely to the Borrower, would have, a material adverse effect on the condition of the Borrower. The Borrower is not in violation of any law or regulation (including environmental laws and regulations and laws relating to employee benefit plans) where such violation could reasonably be expected to impose a material liability on the Borrower.

                 Section 4.4 Taxes. The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower).

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                 Section 4.5 Subsidiaries. The Borrower has no operating
subsidiaries.

                 Section 4.6 Year 2000. Each Borrower has reviewed and assessed its business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by the Borrower, directly or indirectly through third parties, may have been or may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). The Borrower represents and warrants that the year 2000 problem has not resulted in and will not result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay the Lender. The Borrower agrees that this representation and warranty will be true and correct on and shall be deemed made by the Borrower on each date the Borrower requests any Advance under this Agreement or the Notes or delivers any information to the Lender. The Borrower will promptly deliver to the Lender such information relating to this representation and warranty as the Lender requests from time to time.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                 Until the Revolving Commitment shall have expired or been terminated and the Note and all of the Borrowers' other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

                 Section 5.1 Financial Statements and Reports. The Borrowers will furnish to the Lender:

                 5.1(a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrowers, consolidated audited financial statements of the Borrowers consisting of at least statements of income, cash flow and changes in stockholders' equity, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants selected by the Borrowers and acceptable to the Lender.

                 5.1(b) As soon as available and in any event within 30 days after the end of each month, unaudited consolidated financial statements for the Borrowers for such month and for the period from the beginning of such fiscal year to the end of such month, substantially similar to the annual audited statements (excluding footnotes) together with a compliance certificate in a form provided by the Lender.

                 5.1(c) Immediately upon any officer of the Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

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                 5.1(d) Monthly borrowing base certificate, compliance
certificate and accounts receivable aging within 30 days of each month's end.

                 5.1(e) From time to time, such other information regarding the business, operation and financial condition of the Borrower as the Lender may reasonably request, including, without limitation, an accounts payable aging.

                 5.1(f) The annual updated personal financial statement of the Guarantor and a copy of the Guarantor's annual federal income tax return, no later than April 30 of each year.

                 5.1(g) Annually, within 120 days of each fiscal year end, financial projections for the then current fiscal year.

                 Section 5.2 Corporate Existence. Each Borrower will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower from enforcing its rights with respect to any material asset or would expose the Borrower to any material liability.

                 Section 5.3 Insurance. Each Borrower will maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

                 Section 5.4 Payment of Taxes and Claims. Each Borrower will file all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property.

                 Section 5.5 Inspection. Each Borrower will permit any Person designated by the Lender to visit and inspect any of the properties, books and financial records of the Borrower, to examine and to make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with its officers at such reasonable times and intervals as the Lender may designate. The Borrower shall also allow the Lender and its agents to conduct periodic collateral audits of the Borrower's accounts and inventory at such intervals as the Lender may choose, and the Borrower shall pay the Lender's costs of such audits (provided that, in the absence of an Event of Default, the Borrower shall not be require to pay for more than one collateral audit in any calendar year).

                 Section 5.6 Maintenance of Properties. Each Borrower will maintain its properties in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                 Section 5.7 Books and Records. Each Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

                 Section 5.8 Compliance. Each Borrower will comply in all material respects with all laws, rules and regulations to which it may be subject.

                 Section 5.9 Notice of Litigation. The Borrowers will give prompt written notice to the Lender of the commencement of any action, suit or proceeding affecting a Borrower in which damages sought exceed $50,000.

                 Section 5.10 Plans. Each Borrower will maintain any employee benefit plans in compliance with all material requirements of applicable laws and regulations.

                 Section 5.11 Reaffirmation of Guaranties. When so requested by the Lender from time to time, the Borrowers will promptly cause any Persons who have guaranteed the obligations of the Borrowers hereunder or any part thereof to execute and deliver to the Lender reaffirmations of their respective guaranties in such form as the Lender may require.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                 Until the Revolving Commitment shall have expired or been terminated and the Note and all of the Borrowers' other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

                 Section 6.1 Merger. Each Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or acquire the assets or business of any other Person.

                 Section 6.2 Sale of Assets. Each Borrower will not sell, transfer, lease or otherwise convey all or any substantial part of its assets except in the ordinary course of business.

                 Section 6.3 Reserved.

                 Section 6.4 Investments. The Borrowers will not make any loans, advances or extensions of credit to any other Person, including each other (except for trade and customer accounts receivable to unrelated Persons for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) or purchase or acquire any stock or other debt or equity securities of or any interest in any other Person or any integral part of any business or the assets comprising such business or part thereof, except for:

                 6.4(a) Investments in readily marketable direct obligations issued or unconditionally guaranteed by the United States government or any agency thereof and supported by the full faith and credit of the United States.

                 6.4(b) Certificates of deposit or bankers' acceptances issued by any commercial Bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Lender.

                 6.4(c) Commercial paper given the highest rating by a nationally recognized rating service.

                 6.4(d) Repurchase agreements relating to securities of the kind described in Section 6.5 (a).

                 6.4(e) Other readily marketable investments in debt securities which are reasonably acceptable to the Lender.

                 6.4(f) Travel advances to officers and employees in the ordinary course of business and loans to employees not to exceed $100,000 in the aggregate.

                 Section 6.5 Indebtedness. The Borrower will not borrow any money or issue any bonds, debentures or other debt securities or otherwise become obligated on any interest-bearing indebtedness except for the Advances under this Agreement and except for existing indebtedness on the date of this Agreement listed on Exhibit 6.5 hereto.

                 Section 6.6 Liens. The Borrower will not create, incur, assume or suffer to exist any Lien, or enter into any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements except:

                 6.6(a) Liens granted to the Lender.

                 6.6(b) Liens existing on the date of this Agreement and disclosed on Exhibit 6.6 hereto.

                 6.6(c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations arising in the ordinary course of business of the Borrower.

                 6.6(d) Liens for taxes, fees, assessments and governmental charges not delinquent.

                 6.6(e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due.

                 6.6(f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

                 6.6(g) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower.

                 Section 6.7 Contingent Obligations. Each Borrower will not guarantee or otherwise become liable on the indebtedness of any other Person.

                 Section 6.8 Tangible Capital Base. The Borrowers will not permit their consolidated Tangible Capital Base at any time to be less than $3,500,000.

                 Section 6.9 Leverage Ratio. The Borrowers will not permit their Leverage Ratio (the ratio of their Senior Debt to their Tangible Capital Base on a consolidated basis) to be more than 4.0 to 1 at any time.

                 Section 6.10 Cash Flow Ratio. The Borrowers will not permit the ratio of their Cash Flow to their Debt Service (reported quarterly) for any period of 4 consecutive quarters to be less than 1.35 to 1.0.

                 Section 6.11 Dividends. The Borrowers will not pay any dividends or make any cash distributions on their capital stock, provided that, in the event a Borrower has elected to be taxed as an S corporation under the Internal Revenue Code, such Borrower may make distributions to its shareholders on account of any taxable year sufficient in amount to enable such shareholders to pay income taxes incurred at the highest federal and Minnesota marginal rate due to such Borrower's status as an S corporation.

                 Section 6.12 Current Ratio. The Borrowers will not permit their Current Ratio (the ratio of their current assets to current liabilities) to be less than 1.20 to 1 at any time.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

                 Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                 7.1(a) A Borrower or the Borrowers shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Note or any other obligations of a Borrower to the Lender pursuant to this Agreement or any guaranty and such failure shall continue for five calendar days.

                 7.1(b) Any representation or warranty made by or on behalf of a Borrower in this Agreement or by or on behalf of a Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

                 7.1(c) A Borrower shall fail to comply with Sections 5.2 or 5.3 or any Section of Article VI.

                 7.1(d) A Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for fifteen calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Lender, (ii) the date the Borrower should have given notice of such failure to the Lender pursuant to Section 5.1, or (iii) the date the Lender gives notice of such failure to the Borrowers.

                 7.1(e) A Borrower or the Guarantor shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of a Borrower or such Guarantor or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for a Borrower, the Guarantor or for a substantial part of the property thereof and shall not be discharged within 60 days, or a Borrower or the Guarantor shall make an assignment for the benefit of creditors.

                 7.1(f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against a Borrower or the Guarantor and, if instituted against Borrower or the Guarantor, shall have been consented to or acquiesced in by such Borrower or the Guarantor, or shall remain undismissed for 60 days, or an order for relief shall have been entered against a Borrower or the Guarantor.

                 7.1(g) Any dissolution or liquidation proceeding shall be instituted by or against a Borrower and, if instituted against a Borrower, shall be consented to or acquiesced in by such Borrower or shall remain for 60 days undismissed.

                 7.1(h) A judgment or judgments for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against the Borrower and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

                 7.1(i) The maturity of any material indebtedness of a Borrower (other than indebtedness under this Agreement) shall be accelerated, or a Borrower shall fail to pay any such material indebtedness when due (after the lapse of any applicable grace period) or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing such material indebtedness to become due prior to its stated maturity or allowing the holder thereof to realize upon any collateral given as security therefor. For purposes of this Section, indebtedness of a Borrower shall be deemed "material" if it exceeds $100,000 as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this Section has occurred.

                 7.1(j) Any execution or attachment shall be issued whereby any substantial part of the property of a Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

                 7.1(k) Any guarantor of any of the obligations of the Borrowers under this Agreement shall seek to revoke its, his or her guaranty or any such guaranty shall become unenforceable for any reason.

                 7.1(1) Any default shall occur under any other Loan Document.

                 7.1(m) Any default shall occur under any loan or other obligation owed to the Lender by the Guarantor.

                 Section 7.2 Remedies. If (a) any Event of Default described in Sections 7.1(e), (f) or (g) shall occur with respect to a Borrower, the Revolving Commitment shall automatically terminate and the Note and all other obligations of the Borrowers to the Lender under this Agreement shall automatically become immediately due and payable, or (b) any other Event of Default shall occur and be continuing, then the Lender may (i) declare the Revolving Commitment terminated, whereupon the Commitment shall terminate, and
(ii) declare the Note and all other obligations of the Borrowers to the Lender under this Agreement to be forthwith due and payable, whereupon the same shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence the Lender may exercise all rights and remedies under this Agreement, the Notes and any related agreements and under any applicable law.

                 Section 7.3 Offset. In addition to the remedies set forth in
Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes the Lender to set off all sums owing by the Borrower to the Lender against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Lender.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                 Section 8.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrowers; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modifications, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                 Section 8.2 Costs and Expenses. Whether or not the transactions contemplated hereby are consummated, each Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses paid or incurred by the Lender (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Lender) in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of this Agreement and the Notes. The obligations of the Borrowers under this Section shall survive any termination of this Agreement.

                 Section 8.3 Waivers, etc. No failure on the part of the Lender or the holder of the Note to exercise and no delay in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any right or remedy the Lender otherwise has.

                 Section 8.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Lender under Article II hereof shall be deemed to have been given only when received by the Lender.

                 Section 8.5 Successors and Assigns; Disposition of Loans. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder without the prior written consent of the Lender. The Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Revolving Commitment and/or Advances to banks or other financial institutions. The Lender may disclose any information regarding the Borrowers in the Lender's possession to any prospective buyer or participant.

                 SECTION 8.6 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

                 SECTION 8.7 CONSENT TO JURISDICTION. AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                 SECTION 8.8 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE AND ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                 Section 8.9 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

                 Section 8.10 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

                 Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    CHORUS CORPORATION

                                    By                /s/ Frank Kraemer
                                       -----------------------------------------

                                    Print Name        Frank Kraemer
                                                --------------------------------

                                    Title             CFO
                                          --------------------------------------
Borrower's Address:
4900 Constellation Drive
St. Paul, Minnesota 55127
                                    CHORUS INTERNATIONAL
                                    CORPORATION

                                    By                /s/ Frank Kraemer
                                       -----------------------------------------

                                    Print Name        Frank Kraemer
                                                --------------------------------

                                    Title             CFO
                                          --------------------------------------
Borrower's Address:
4900 Constellation Drive
St. Paul, Minnesota 55127
                                    EPI EUROPE, LTD.

                                    By                /s/ Frank Kraemer
                                       -----------------------------------------

                                    Print Name        Frank Kraemer
                                                --------------------------------

                                    Title             CFO
                                          --------------------------------------
Borrower's Address:
4900 Constellation Drive
St. Paul, Minnesota 55127

                                    U.S. BANK INTERNATIONAL ASSOCIATION


                                    By                /s/ Gregory A. Wittnebel
                                       -----------------------------------------

                                    Print Name        Gregory A. Wittnebel
                                                --------------------------------

                                    Title             Vice President
                                          --------------------------------------